Exhibit 10.4

SUBLEASE

BETWEEN

NEW CINGULAR WIRELESS SERVICES, INC.
f/k/a AT&T WIRELESS SERVICES, INC.,

SUBLANDLORD

and

BANKRATE, INC.,

SUBTENANT

11760 US HIGHWAY ONE, NORTH PALM BEACH, FL

Dated: November 18, 2004

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TABLE OF CONTENTS
(continued)
		Page
31.	MISCELLANEOUS	18
EXHIBIT A	DESCRIPTION OF SUBLEASED PREMISES	22
EXHIBIT B	PRIME LEASE	23
EXHIBIT C	HOUSTON-CUOZZO GROUP, INC. BID FOR REPAIRS	24
* * * *

The mailing, delivery or negotiation of this Sublease shall not be deemed an offer to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Sublease shall not be binding nor shall either party have any obligations or liabilities or any rights with respect thereto, or with respect to the premises, unless and until both parties have executed and delivered this Sublease and the Prime Landlord has consented in writing to this Sublease. Until such execution and delivery of, and consent to this Sublease, either party may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

* * * *

-ii

SUBLEASE

This Sublease is entered into as of this 18th day of November, 2004 by and between NEW CINGULAR WIRELESS SERVICES, INC. f/k/a AT&T WIRELESS SERVICES, INC., a Delaware corporation, with offices at 7277 164th Avenue NE, Redmond, Washington 98052 (hereinafter "Sublandlord") and BANKRATE, INC., a Florida corporation, with offices at 11811 U.S. Highway One, Suite 101, North Palm Beach, FL 33408 (hereinafter "Subtenant").

INTRODUCTORY STATEMENTS

A. By Lease dated August 7th, 2002, (the "Prime Lease") Griphon Marlins Investors, Ltd., a Florida limited partnership ("Griphon") leased to Sublandlord certain space in the building known as 11760 US Highway One, North Palm Beach, Florida (hereinafter called the "Building"). Gardens Plaza Investors, LLC, a Florida limited liability company, (the "Prime Landlord") is the successor in interest to Griphon.

B. Subtenant has agreed to sublet from Sublandlord certain portions of the Building.

C. The parties desire to enter into this Sublease defining their respective rights, duties and liabilities relating to the Subleased Premises (defined below).

WITNESSETH

NOW THEREFORE, Sublandlord and Subtenant, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and each with intent to be legally bound, for themselves and their respective successors and assigns, agree as follows:

1. SUBLEASE

Sublandlord, for and in consideration of the Subtenant s payment of the rent and performance of the covenants contained in this Sublease, does hereby demise and lease to Subtenant for general office use the following portions of the Building: Fifth floor containing approximately 12,388 rentable square feet as shown on the floor plan which is attached hereto as Exhibit A (the "Subleased Premises").

2. PARKING

Subtenant shall be entitled to the non-exclusive use of 49 parking spaces in common with other tenants in the Building. Such parking shall be a part of Sublandlord s parking allocation under the Prime Lease and not supplemental to such allocation.

3. PRIME LEASE

A true copy of the Prime Lease (with certain financial provisions deleted for reasons of confidentiality) is attached hereto as Exhibit B. Where not expressly inconsistent with the terms hereof and except as otherwise stated herein to the contrary, this Sublease shall be subject and subordinate to all of the terms and conditions contained in the Prime Lease as said terms and conditions affect the Subleased Premises, and all of the terms and conditions of the Prime Lease, except as otherwise set forth herein, are hereby incorporated into this Sublease and shall be binding upon Subtenant with respect to the Subleased Premises to the same extent as if Subtenant were named as tenant and Sublandlord as landlord under the Prime Lease. For purposes of this Sublease, references in the Prime Lease to the ["term"] shall mean the Term of this Sublease and references to the ["premises"] in the Prime Lease shall mean the Subleased Premises. [Except as otherwise provided herein, when any fraction, factor or formula, which is based on the number of square feet leased, is expressed in the Prime Lease, it will be adjusted by substituting the number of square feet of the Subleased Premises for the number of square feet of the [Premises] leased in the Prime Lease.] Each party agrees that it shall not do or omit to do anything which would result in a default under the Prime Lease, and each party agrees to indemnify and hold the other harmless from and against all claims, demands or liabilities resulting from such party s breach, violation or nonperformance of any of its obligations under the Prime Lease, as incorporated herein. With the exceptions set forth herein, Subtenant shall be entitled to all of the rights and privileges of the Sublandlord as tenant under the terms of the Prime Lease with respect to the Subleased Premises. The following provisions of the Prime Lease shall not be incorporated into this Sublease: Sections: 1.01 Demised Premises, 1.02 Temporary Premises, 2.01 Term, 2.02 Options to renew the Term of this Lease, 2.03 Vacation, 2.04 Acknowledgment of Term, 3.01 Base Annual Rent, 3.02 Base Annual Rent Adjustments, 3.03 Sixth Floor Premises Rent, 4.01 Definition of Taxes, 4.02 Tenant s Proportionate Share of Taxes, 4.03 Payment of Taxes, 4.04 Tax Refund, 4.05 Additional Taxes, 5.01 Definition of Common Area Expenses, 5.02 Tenant s Proportionate Share of Common Area Expenses, 5.03 Payment of Common Area Expenses, 5.04 Tenant s Audit, 6.01 Financial Statements, 7.04 Landlords Contribution For Tenants Work, 7.06 Pre Commencement Date Work, 8.02 The Option Period Alterations Allowance, 9.02 Restriction On Competitor Signage, 10.01 Assignment and Subletting, 10.02 Sublease Assignment and Subtenant Subleases, 14.02 Valet or Other Parking, 28.01 Brokerage Commission, 31.02 Notices, 31.04 Successors, 31.12 Covenant to Pay Rent; Late Charge, and 31.13 Satellite Dish.

4. DEFINITIONS

All terms not expressly defined in this Sublease shall have the meanings given to them in the Prime Lease.

5. PRIME LANDLORD

At Subtenant s expense and request, Sublandlord will take all reasonable actions necessary to enable Subtenant to enforce the Sublandlord s rights as tenant under the Prime Lease with respect to the Subleased Premises.

6. TERM

The term of this Sublease (the "Term") shall be approximately three (3) years, two (2) months, commencing on execution (the"Commencement Date") and ending on 12/31/2007. Subtenant has the one time right to cancel this sublease effective May 1, 2005 with at least two (2) months written notice to Sublandlord only under the following two conditions:

(i) Prime Landlord does not approve or agree to make available adequate power required by Subtenant in the Subleased Premises;

Power needed includes the following:

Nominal input voltage 208 3PH V
Input frequency 50/60 Hz +/- 3 Hz (auto sensing)
Input Connection Type Hard Wire 5-wire (3PH + N + G)
Input voltage range for main operations 177 - 240 V
Input Power Factor at Full Load 0.99
Main Input Breaker Size 90 VA;

and

(ii) Prime Landlord does not approve Subtenant s installation and use of a Cummins 75 KW propane powered generator unit that is 5 feet high, 3 feet wide and 6 feet long which could be installed in a parking garage/sub-basement and vented outdoors.

Should Subtenant exercise its termination right herein, Subtenant shall, upon giving written notice to Sublandlord, pay to Sublandlord a termination fee equal to one months rent plus unamortized commissions, as calculated on a straight line basis. At such time, this Sublease for the remainder of Term shall terminate and neither party shall have any further rights, duties or obligations to the other except any rights, duties or obligations that may survive the termination hereof.

7. RENT

Subtenant covenants and agrees to pay to Sublandlord gross rent (which includes Tenant s electric, HVAC uses during Building Business Hours (8 a.m. to 6 p.m.), and janitorial services) according to the following schedule:

Term: Commencement - 12/31/2007

Monthly Rent:  $23,743.67 plus Applicable Sale Tax

Annualized Rent: $23.00 per square foot totaling $284,924.00 plus Applicable Sales Tax

(a) Monthly rent shall include applicable Sales Tax due, which is currently 6%, subject to change. Sales Tax is an obligation of the Subtenant. Rent shall be payable on the first day of each and every month of said Term. Concurrently with Subtenant s execution of this Sublease Agreement, Subtenant shall pay Sublandlord an amount equal to Forty eight thousand, nine hundred eleven Dollars and ninety six Cents ($48,911.96), a portion of which, or Twenty five thousand, one hundred sixty eight Dollars and twenty nine Cents ($25,168.29), is to be applied as first month s rental, the remaining portion, or Twenty three thousand, seven hundred forty three Dollars and sixty seven Cents ($23,743.67), shall be held as a refundable security deposit in accordance with Section 9 of this Sublease. Rent for any period of occupancy of less than one month shall be prorated in proportion to the number of days of occupancy in that month.

(b) Any services provided by Prime Landlord or Sublandlord to Subtenant which are not contained in the Prime Lease (including but not limited to after-hours HVAC to be charged to Subtenant at Prime Landlord or Sublandlord s actual cost for such after-hours HVAC without mark-up or administrative fee by Sublandlord as evidenced by an invoice to be provided to Subtenant in accordance with Section 15.04 Extra Services of the Prime Lease) shall be at Subtenant s sole cost and shall be paid directly to Prime Landlord or Sublandlord, as the case may be.

(c) The term basic rent is sometimes referred to herein as Rent or rent and shall include all sums due from Subtenant to Sublandlord under the terms of this Sublease. All Rent shall be payable at the office of the Sublandlord at the following address:

New Cingular Wireless Services, Inc.
c/o Wireless Asset Management
7600 County Line Road
Burr Ridge, IL 60527

or at such other address as directed by notice from Sublandlord to Subtenant.

(d) If Rent is more than five (5) days past due, Subtenant shall be required to pay to Sublandlord a fee equal to Twelve Percent (12%) of Rent due ( Late Charge ) in addition to the past due Rent owed to Sublandlord.

(e) If Rent is more than five (5) days past due twice, then, in addition to the Late Charge, Subtenant shall immediately prepay rent every three months in advance throughout the term of the lease to Sublandlord. These provisions in no way affect Sublandlord s rights to enforce its other remedies incorporated under this Sublease Agreement in the event Rent is past due.

8. REFUNDS

Provided Subtenant is not in default under this Sublease beyond all applicable cure periods, Sublandlord shall pay to Subtenant any sums which Sublandlord is entitled to receive from the Prime Landlord under the Prime Lease with respect to the Subleased Premises during the Term, including, but not limited to, any refunds of basic rent which has been paid by Subtenant; however, such sums shall be paid to Subtenant only if Sublandlord has received payment of same from Prime Landlord. Payment (less any sums expended by Sublandlord for collection thereof) shall be made by Sublandlord to Subtenant within thirty (30) days of Sublandlord s receipt of any such sum.

9. SECURITY DEPOSIT

Subtenant has deposited with Sublandlord the sum of twenty-three thousand seven hundred forty-three Dollars and sixty-seven Cents ($23,743.67) as security for the full and faithful performance of every portion of this Sublease to be performed by Subtenant (the Security Deposit ). If Subtenant defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of this Security Deposit to remedy such default. If any portion of said Security Deposit is so used or applied, Subtenant shall, within ten (10) days after demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount, and Subtenant s failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep this Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on such deposit. Provided Subtenant has fully and faithfully performed its obligations under this Sublease (any defaults cured by Subtenant throughout the Term shall not be considered a violation of this provision), the Security Deposit or any balance thereof shall be returned to Subtenant within thirty (30) days of termination of the Term.

10. LETTER OF CREDIT. intentionally deleted

11. SUBTENANT FIT-UP

Subtenant shall accept the Subleased Premises in its current As-Is, Where-Is condition with all cable being left in place. Where necessary, cable will be coiled back to the wall. Notwithstanding the foregoing, it is understood and agreed by the parties that the Sublandlord has remediated the mold due to water damage in the Subleased Premises. The removal and replacement of all affected drywall and carpeting ( Repairs ) in association with this water damage shall be managed by and funded by Subtenant. Sublandlord shall provide Subtenant with a one time Repair Allowance to do the work outlined in the bid received for Sixty-seven thousand five hundred forty Dollars ($67,540.00) by Houston-Cuozzo Group, Inc. to complete the Repairs, a copy of such bid being attached hereto as Exhibit C . Sublandlord will provide the Repair Allowance by wire or check to SubTenant within seven (7) business days of receipt of Prime Landlord s consent to this Sublease. The Repairs must be conducted following all applicable laws and code, must be approved by Sublandlord and is subject to all conditions in the Prime Lease. Sublandlord shall inspect the Repairs and give approval upon completion. Subtenant shall indemnify Sublandlord for any and all issues related to such repairs.

Sublandlord shall also provide Subtenant with evidence reasonably satisfactory to Subtenant as to the air quality and lack of the presence of mold as a result of the water damage to the Subleased Premises.

12. ALTERATIONS

Subject to the terms and conditions of the Prime Lease, Subtenant shall not make any material alterations, improvements or additions in or to the Subleased Premises without the prior written consent of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed. Alterations shall have the same definition as in Section 8.01 Tenant s Alterations of the Prime Lease. All alterations and improvements shall be subject to the terms and conditions of the Prime Lease, and in those instances, if required, shall be subject to the Prime Landlord s approval as provided in the Prime Lease. Except as otherwise provided for herein relating to the Repairs, any alterations, improvements or additions consented to by Sublandlord shall be made by Subtenant or Subtenant s contractors at the sole cost and expense of Subtenant.

13. REPAIRS AND MAINTENANCE

Any repair and maintenance obligations with respect to the Subleased Premises which are the responsibility of the Sublandlord, as tenant under the Prime Lease, shall be performed by Subtenant at Subtenant s sole cost and expense. Subtenant agrees that it will notify Sublandlord promptly of the need for any repair to the Subleased Premises, even if Sublandlord is not responsible for any such repair. Notwithstanding anything contained herein to the contrary, in the event that a condition exists in the Subleased Premises that Prime Landlord is obligated to repair under the terms of the Prime Lease, Subtenant shall so advise Sublandlord, and Sublandlord, in turn, shall promptly advise Prime Landlord thereof. Sublandlord shall have no liability to Subtenant for Prime Landlord s failure to make any such repair.

14. UTILITIES AND SERVICES

Subtenant shall be entitled to all those services and utilities which Prime Landlord is required to provide under the terms of the Prime Lease. To the extent that Prime Landlord charges Sublandlord for any services or utilities or increases the cost of such services or utilities and such charge or increase is due to Subtenant s use of the Subleased Premises or such utilities or services, Subtenant agrees to pay the charges therefore promptly upon receipt of Sublandlord s bill.

15. ASSIGNMENT AND SUBLEASING

Subject to the terms and conditions of the Prime Lease, Subtenant shall not have the right to assign this Sublease or sublet the Subleased Premises, in whole or in part, without the prior written consent of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed.

16. INSURANCE

Subtenant agrees to comply with all of the insurance requirements and obligations of Sublandlord as set forth in the Prime Lease and to name both Sublandlord and Prime Landlord and such other parties as required in the Prime Lease as additional insured on any required insurance policies. Subtenant may not self-insure.

17. NON-BINDING MEDIATION

(a) If a dispute arises out of or relates to this Sublease, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through non-binding mediation by submitting the dispute to a sole mediator selected by the parties or, at the option of a party, to mediation by the American Arbitration Association ( AAA ). If such dispute is not resolved by such non-binding mediation, the parties shall have the right to resort to any remedies permitted by law. All defenses based on passage of time shall be tolled during the mediation.

(b) The direct expenses of the mediation, including the compensation and expenses of the mediator and the fees of the AAA, shall be borne equally by the parties. All other costs incurred by the parties to this Sublease, including the parties legal expenses and their witnesses expenses, shall be borne by the party incurring the expense. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence.

18. COMPLIANCE WITH LAWS

In addition to any obligations under the Prime Lease, Subtenant shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and municipal Governments and of any and all their Departments and Bureaus applicable to the use and occupancy of the Subleased Premises by Subtenant or any subtenant or assignee of Subtenant, for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Subleased Premises during the Term or any renewal thereof, including without limitation all laws relating to environmental matters and the Americans with Disabilities Act, and shall also promptly comply with, and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fires (collectively referred to as Legal Requirements ) at its own cost and expense. Nothing in this paragraph shall be deemed a consent to the alteration, subletting or assignment of all or any portion of the Subleased Premises or of all or any of Subtenant s interests in this Sublease.

If Subtenant shall fail or neglect to comply with the aforesaid Legal Requirements, or if Subtenant shall fail or neglect to make any repairs required by the terms of this Sublease, and if such breach continues for a period of ten (10) days after notice from Prime Landlord or Sublandlord regarding same, or, if the breach cannot be cured within thirty (30) days, if Subtenant has not begun to cure the breach within such period and does not thereafter diligently prosecute the cure to completion, then Sublandlord or its agents may (but shall not be obligated to) enter the Subleased Premises and take such actions as necessary to cure the breach and comply with any and all of the said Legal Requirements, at the cost and expense of Subtenant; and, in case of Subtenant s failure to pay therefor, the said cost and expense shall be added to the next month s Rent and be due and payable as such.

19. LIMITATIONS ON SUBLANDLORD S LIABILITY

(a) Subtenant acknowledges that Sublandlord has made no representations or warranties with respect to the Building or the Subleased Premises except as provided in this Sublease and Subtenant accepts the Subleased Premises in AS IS condition.

(b) If Sublandlord assigns its leasehold estate in the Building in accordance with the terms of the Prime Lease, Sublandlord shall have no obligation to Subtenant that arises after that assignment. Subtenant shall then recognize Sublandlord s assignee as Sublandlord of this Sublease.

(c) Sublandlord shall not be required to perform any of the covenants and obligations of the Prime Landlord under the Prime Lease. If the Prime Landlord shall default in the performance of any of its obligations under the Prime Lease or breach any provision of the Prime Lease pertaining to the Subleased Premises, Subtenant shall have the right to take such default or breach to Sublandlord, which shall be at Subtenant s sole cost and expense, and in the name of Sublandlord make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Prime Lease, against the Prime Landlord under the Prime Lease for the enforcement of the Prime Landlord s obligations thereunder. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any suit, action, cost, expense, damage or liability which arises out of or results from Subtenant s exercise of its rights under this paragraph.

20. ESTOPPEL CERTIFICATES

Either party hereto (the requested party) agrees that from time to time upon not less than fifteen (15) days prior notice by the other party (requesting party), the requested party or its duly authorized representative having knowledge of the following facts will deliver to the requesting party, or to such person or persons as the requesting party may designate, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease as modified is in full force and effect); (b) the date to which the Rent and other charges have been paid; (c) that to the best of the requested party s knowledge, the requesting party is not in default under any provision of this Sublease or if in default, the nature thereof in detail.

21. SUBORDINATION

This Sublease shall be subject and subordinate to the Prime Lease, any ground lease and to any mortgage or deed of trust thereon or on the fee simple interest in the Building or the land on which the Building is located.

22. CASUALTY AND CONDEMNATION

If the Prime Lease is terminated with respect to the Subleased Premises pursuant to the provisions of the Prime Lease, this Sublease shall automatically terminate at the same time and Subtenant shall have no claim against Sublandlord or Prime Landlord for the loss of its subleasehold interest or any of Subtenant s property. If the Prime Lease is not terminated with respect to the Subleased Premises upon the occurrence of a casualty or condemnation, the provisions of the Prime Lease with respect to casualty or condemnation shall apply to this Sublease and the Subleased Premises.

23. CONSENT OR APPROVAL OF PRIME LANDLORD

If the consent or approval of Prime Landlord is required under the Prime Lease with respect to any matter relating to the Subleased Premises, Subtenant shall be required first to obtain the consent or approval of Sublandlord with respect thereto (which consent or approval shall not be unreasonably withheld or delayed) and, if Sublandlord grants such consent or approval, Sublandlord or Subtenant may forward a request for consent or approval to the Prime Landlord, but Sublandlord shall not be responsible for obtaining such consent or approval. Sublandlord shall have no liability to Subtenant for the failure of Prime Landlord to give its consent.

24. NOTICES

All notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom notice is given and sent registered or certified mail, return receipt requested, in a postpaid envelope or by nationally recognized overnight delivery service as follows:

To Subtenant:

Thomas R. Evans
President and CEO
Bankrate, Inc
11 East 44th Street, Suite 1200
New York, NY 10017

and

Bruce J. Zanca
Senior Vice President - Chief Marketing/Communications Officer
Bankrate, Inc
11 East 44th Street, Suite 1200
New York, NY 10017

with a copy to:

David G. Bates, Esq.
Karen D. Geller, Esq.
Gunster, Yoakley & Stewart, P.A.
777 South Flagler Drive, Suite 500 East
West Palm Beach, Florida 33401

To Sublandlord:
New Cingular Wireless Services, Inc.
c/o Wireless Asset Management
County Line Road
Burr Ridge, IL 60527

Phone 916-266-7051
Fax 630-590-3099

With a copy to:
New Cingular Wireless Services, Inc.
E. Midland Ave.
Paramus, NJ 07652
Attn: Law Department (3rd Floor)

It is understood and agreed that unless specifically modified by this Sublease, Sublandlord shall be entitled to the length of notice required to be given Prime Landlord under the Prime Lease and shall be entitled to give Subtenant the amount of notice required to be given tenant under the Prime Lease. All notices shall be deemed given upon receipt or rejection.

Either party by notice to the other may change or add persons and places where notices are to be sent or delivered. In no event shall notice have to be sent on behalf of either party to more than three (3) persons.

25. BROKERS

The parties warrant that they have had no dealings with any real estate broker or agent in connection with this Sublease, except Jones Lang LaSalle and Walters/Gottlieb Partners, Inc. (who represented the Sublandlord) and no broker (represented the Subtenant), known collectively as the Brokers . Each party covenants to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liabilities for any compensation, commissions and charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof, based upon alleged dealings with the indemnifying party. Sublandlord agrees to pay a commission to Brokers pursuant to a separate commission agreement.

26. SUBLANDLORD S AND SUBTENANT S POWER TO EXECUTE

Sublandlord (subject to Prime Landlord s consent) and Subtenant covenant warrant and represent that they have full power and proper authority to execute this Sublease.

27. TABLE OF CONTENTS - CAPTIONS

The Table of Contents and the captions appearing in this Sublease are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the sections of this Sublease nor in any way affect this Sublease.

28. CONSENT TO SUBLEASE BY PRIME LANDLORD

This Sublease shall not become operative until and unless the Prime Landlord has given to Sublandlord its consent hereto. Sublandlord shall not be responsible for Prime Landlord s failure to consent to this Sublease but shall endeavor in good faith to obtain Prime Landlord s consent. Should Prime Landlord not consent to this Sublease, each party shall be released from all obligations with respect hereto and neither party shall have any further rights in law or in equity with respect to this Sublease.

29. ENTIRE AGREEMENT

This Sublease (which includes each of the Exhibits attached hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Sublease. This Sublease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) shall expressly refer to this Sublease and (b) shall be executed all parties hereto.

30. INDEMNIFICATION

(a) Subtenant shall indemnify, defend and hold Sublandlord and its agents, employees, contractors, licensees or invitees, harmless from and against all claims, causes of action, liabilities, losses, costs and expenses (including attorney s fees) arising from or in connection with any injury or damage to any person or property which occurs in the Subleased Premises, except to the extent caused by the gross negligence or willful misconduct of Sublandlord.

(b) Sublandlord shall indemnify, defend and hold Subtenant and its agents, employees, contractors, licensees or invitees, harmless from and against all claims, causes of action, liabilities, losses, costs and expenses (including attorney s fees) arising from or in connection with any injury or damage to any person or property which occurs as a result of Sublandlord s use and occupancy of the Building (other than the Subleased Premises, except to the extent caused by Sublandlord s gross negligence or willful misconduct).

The parties hereto, release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which would normally be covered by the standard form of all risk property insurance, without regard to the negligence of the entity so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any damage covered by the policy. In addition, Sublandlord shall request that Prime Landlord obtain a similar subrogation waiver from Prime Landlord s insurer for the benefit of Subtenant; however, Sublandlord shall have no liability to Subtenant if such subrogation waiver is not obtained from Prime Landlord s insurer.

(b) Sublandlord will indemnify, defend, protect, and hold Subtenant and each of Subtenant s employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorney s fees) or death of or injury to any person or damage to any property whatsoever, arising or caused in while or in part, directly or indirectly by:

(i) the presence in, on, under or about the Subleased Premises or discharge in or from the Subleased Premises of any Hazardous Materials placed in, under or about, the Subleased Premises by Sublandlord or at Sublandl

(ii) Sublandlord s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Subleased Premises; or

(iii) Sublandlord s failure to comply with any Hazardous Materials Law applicable under the Prime Lease to Sublandlord.

(c) Subtenant will indemnify, defend, protect, and hold Sublandlord and each of Sublandlord s employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorney s fees) or death of or injury to any person or damage to any property whatsoever, arising or caused in while or in part, directly or indirectly by:

(i) the presence in, on, under or about the Subleased Premises or discharge in or from the Subleased Premises of any Hazardous Materials placed in, under or about, the Subleased Premises by Subtenant or at Subtenant s direction; or

(ii) Subtenant s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Subleased Premises; or

(iii) Subtenant s failure to comply with any Hazardous Materials Law applicable under the Prime Lease to Subtenant.

31. MISCELLANEOUS

(a) In no event shall Subtenant s obligation to surrender the Subleased Premises require Subtenant to repair or restore the Subleased Premises to a condition better than the condition in which the Subleased Premises existed as of the commencement date of the Sublease (subject to reasonable wear and tear) and Subtenant shall only be responsible for repairing or restoring those elements of the Subleased Premises damaged during the Term. Additionally, Subtenant shall not be required to remove at the expiration of the Term or otherwise, alterations or improvements to the Subleased Premises unless required to do so in accordance with the terms of the Prime Lease.

(b) Sublandlord represents and warrants that as of the Commencement Date of this Sublease, no condition exists that does or would with the passage of time constitute a default under the terms of the Prime Lease and Sublandlord is not in breach of any of the terms of the Prime Lease.

(c) Sublandlord represents and warrants that, to the best of Sublandlord s actual knowledge, there are no Hazardous Materials on or about the Subleased Premises.

(d) Subject to the time period reflected in the Prime Lease, prior to Subtenant s nonperformance being deemed a default under this Sublease, Subtenant shall have (i) five (5) days from the date any monetary obligation is due and owing to Sublandlord to cure same and (ii) thirty (30) days from receipt of written notice from Sublandlord that a nonmonetary obligation has not been performed to cure same (provided, however, if such nonperformance is not curable within said thirty (30) day period and Subtenant is diligently pursuing said cure, the cure period shall be extended for up to an additional thirty (30) days.

(e) Except as provided by Prime Lease, Subtenant shall have access to the Subleased Premises twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days per year.

(f) The covenants, agreements and obligations established herein shall extend to, bind and inure to the benefit of the parties hereto and to their successors and assigns.

[SIGNATURE PAGE FOLLOWS]

  IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as of the day and year first above written.

WITNESS:	SUBLANDLORD:

New Cingular Wireless Services, Inc.
f/k/a AT&T Wireless Services, Inc.,
a Delaware corporation

/s/ Kerri Landeis (SEAL)

Print name: Kerri Landeis Title: Network CFO

WITNESS:	SUBTENANT:

BANKRATE, INC., a Florida corporation

/s/ Bruce J. Zanca	/s/ Robert J. DeFranco (SEAL)
Print name: Robert J. DeFranco Title: Senior Vice President-Chief Financial Officer

/s/ Deborah Zsigalov

PRIME LANDLORD S CONSENT TO SUBLEASE

Prime Landlord executes this Sublease solely as evidence of its consent to the Sublease and Prime Landlord s waiver, with respect to this Sublease only, of the right to recapture pursuant to Section 10.01(i) of the Prime Lease. Prime Landlord s consent to this Sublease shall not in any way be deemed a modification of the Prime Lease. Prime Landlord s consent to this Sublease shall not relieve Sublandlord of the obligation to obtain Prime Landlord s consent to any further subleasing.

Prime Landlord s consent to this Sublease shall not relieve Sublandord of any of its obligations as tenant under the Prime Lease.

In the event of a default by Sublandlord under the Prime Lease resulting in Prime Landlord terminating the Prime Lease, Prime Landlord hereby agrees to provide Subtenant with sixty (60) days notice prior to requiring Subtenant to vacate the Subleased Premises.

ATTEST/WITNESS:		PRIME LANDLORD:

GARDENS PLAZA INVESTORS, LLC,
a Florida limited liability company

/s/ Vilma Gaerta	By:	/s/ David K. Barndt
Print Name: Vilma Gaerta		Name: David K. Barndt Title: Vice President

/s/ Frank Herzog
Print Name: Frank Herzog